SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




                          Date of Report: July 16, 2002



                            OAK HILL FINANCIAL, INC.
             (Exact Name of Registrant as specified in its charter)




    Ohio                            0-26876                    31-1010517
---------------           --------------------------      --------------------
(State or other             (Commission File No.)            (IRS Employer
jurisdiction of                                              Identification
incorporation or                                             Number)
organization)




                              14621 State Route 93
                               Jackson, Ohio 44640
                                 (740) 286-3283
               (Address, including zip code, and telephone number
                       including area code of Registrant's
                          principal executive offices)





                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

         On July 11, 2002, Oak Hill Financial, Inc., ("Oak Hill") issued a news release announcing its earnings for the second quarter ended June 30, 2002. The information contained in the news release, which is attached as Exhibit 99 to this Form 8-K, is incorporated herein by this reference.

         The information contained or incorporated by reference in this Current Report on Form 8-K may contain forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors, including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature and extent of legislative and regulatory actions and reforms; and extended disruption of vital infrastructure.

Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits.

             Exhibit No.                        Description



                 99 Press release of Oak Hill Financial, Inc., dated July 11, 2002, announcing the company's earnings for the three and six months ended June 30, 2002.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            OAK HILL FINANCIAL, INC.



Date:  July 16, 2002             By:        /s/ H. Tim Bichsel
                                    ----------------------------------------
                                 H. Tim Bichsel, Secretary

                                  EXHIBIT INDEX


Exhibit No.                             Description

    99 Press release of Oak Hill Financial, Inc., dated July 11, 2002, announcing the company's earnings for the three and six months ended June 30, 2002.

For Immediate Release

Thursday, July 11, 2002

Contact: David G. Ratz, Executive Vice President & COO
                  (740) 286-3283

Oak Hill Financial Posts 32% Increase in 2nd Quarter Earnings

Jackson, Ohio -- Oak Hill Financial, Inc. (Nasdaq NMS: OAKF) today reported net earnings for the three months ended June 30, 2002 of $2,616,000, or $.48 per diluted share, which exceeded analysts' consensus estimate of $.46 per share (source: I/B/E/S as reported by nasdaq.com). The second quarter 2002 earnings represent an increase of 31.9% over the $1,983,000, or $.38 per diluted share, in net earnings that the company recorded for the quarter ended June 30, 2001. Historical data has been restated as appropriate to reflect the August 31, 2001 acquisition of insurance agency McNelly, Patrick & Associates, which was accounted for as a pooling-of-interests.

For the six months ended June 30, 2002, Oak Hill Financial recorded net earnings from operations of $5,066,000, or $0.94 per diluted share, an increase of 36.0% over the $3,726,000, or $.70 per diluted share, in net earnings for the first six months of 2001. The earnings for the first six months of 2002 excluded a pre-tax gain of $122,000 on the sale of a former branch location.

The company's total assets ended the second quarter of 2002 at $825.2 million, an increase of 13.8% over the $724.9 million in total assets recorded at June 30, 2001, and 2.3% over the $806.6 million in assets on the books at March 31, 2002. Net loans at June 30, 2002 were $686.9 million, up 12.2% over the $612.3 million in net loans at June 30, 2001, and 2.6% over the $669.7 million in net loans at the end of the first quarter of 2002.

Explaining the second quarter results, Oak Hill Financial President and CEO John
D. Kidd said, "As we have for the past several quarters, we were once again able to increase revenues at a much faster pace than expenses. Revenues for the quarter were up nearly 16 percent, with a 17 percent increase in net interest income leading the way. At the same time, expenses were only up 8 percent. We're still generating strong demand in commercial loans and mortgage loan origination has remained at higher-than-expected levels. We also had excellent growth in revenues from servicing real estate loans and our brokerage services."

Addressing the outlook for Oak Hill Financial, Kidd stated, "We believe that earnings will continue on the upswing through the remainder of the year. We expect continued growth in lending, particularly in the commercial area. Non-interest income should also grow as we have several new programs and products just coming into their own that should further drive revenues in this area."

The company also announced its intention to file regulatory applications to merge its two banking subsidiaries, Oak Hill Banks and Towne Bank, into a single bank. "We believe that the cost savings from merging the two banks will significantly enhance long-term shareholder value. The senior management teams at the two banks have been working closely together for some time, and their product lines and customer bases are very similar. We think the integration will be relatively seamless with no negative impact on customer service."

Subject to regulatory approval, the target date for completion of the subsidiary merger is December 31, 2002. Merger-related expenses are not expected to exceed $250,000, and management projects that operating expenses can be reduced by at least $300,000 in 2003 and $450,000 annually thereafter with the consolidation of redundant data processing activities, various back-office functions, and third-party expenses. The company does not anticipate any reduction in workforce as a result of the merger.

Key Issue Review and Outlook

Net Interest Margin - Net interest margin for the second quarter was 4.25%, up from the 4.03% posted in the second quarter of 2001, but comparable to the 4.24% recorded for the first quarter of 2002. Management believes that if the current low rate environment continues, the net interest margin can be maintained at or above 4.20% for the remainder of the year. If interest rates rise, the net interest margin should increase.

Operating Expenses - Non-interest expense was 2.83% of average assets for the second quarter of 2002, which compares to 2.94% for the second quarter of 2001 and 2.80% for the first quarter of 2002. Operating expenses during the second quarter were slightly above the level expected by management, which was 2.80% or less, due primarily to expenses incurred pursuant to the company's upgrade of its core data processing system. Similarly, the company's efficiency ratio, which was 57.0% for the second quarter of 2002, while significantly below the prior year's 60.2%, was up from the 56.7% posted for the first quarter of 2002. Management now estimates that non-interest expenses (excluding merger-related expense) for the entire year 2002 will be in the range of 2.75% to 2.85% of average assets, with the efficiency ratio falling in the range of 56.5% to 57.0%

Non-Interest Income - Non-interest income, including the gain on sale of loans, was $1,974,000 in the second quarter, an increase of 10.8% over the second quarter of 2001 and 17.9% over the first quarter of 2002. In addition to growth in real estate servicing fees and revenues from brokerage services, the company benefited from a gain on the sale of an OREO property. Offsetting the increases were a moderate quarter-over-quarter decrease in insurance commissions due to the timing of premium payments and a decline in service charges on deposit accounts. The latter resulted from the core processing conversion early in the quarter, and deposit service charges are expected to rebound in the third quarter. In addition, gain on sale of loans was $313,000 in the second quarter, as compared to $258,000 in the second quarter of 2001 and $395,000 in the first quarter of 2002. Management believes that the demand for fixed-rate mortgages is leveling off, and further increases in the gain on sale of mortgage loans are not anticipated. To supplement its revenues from the gain on sale of loans, the company is moving aggressively into SBA lending, and the second quarter gain on sale of loans includes a $45,000 gain from SBA lending activity.

Asset Quality - The company's asset quality improved during the quarter, with the nonperforming loans/total loans and nonperforming assets/total assets ratios at 0.69% and 0.59%, respectively, at June 30, down from the 0.73% and 0.81%, respectively, posted at March 31. The significant reduction in the non-performing assets ratio was due primarily to the sale of OREO during the quarter. Of the nonperforming loan ratio, a single borrower continues to represent approximately 0.23% of the total, on which management believes that the total potential loss to be $300,000 or less. There are no other individual non-performing loans or borrowers that account for more than 0.06% of the nonperforming loan ratio. The maximum loss on all other nonperforming loans combined is expected to be $300,000 or less.

Net charge-offs (non-annualized) in the second quarter were 0.04% of total loans, as compared to 0.03% in the first quarter. The annualized rate through six months of 0.13% is low by historical standards. Management's objective for 2002 is to keep net-charge-offs under 0.20%. The allowance for loan losses ended the second quarter at 1.29% of total loans.

Overall Strategy - Oak Hill Financial will continue to pursue revenue growth through originating adjustable-rate commercial loans, commercial real estate loans and residential mortgage loans; fixed-rate residential mortgage loans for sale in the secondary market; and consumer loans. Management believes that commercial and commercial real estate loans hold the greatest potential for growth and margin improvement within its bank subsidiaries.

Non-interest income growth and diversification of non-interest revenues are also key elements of the company's strategy. Cross-selling additional services to the company's diverse customer base remains a major focus in the pursuit of non-interest income.

Asset/Loan Growth - The company's total assets grew at a 9.2% annual rate during the second quarter, while loans increased at a 10.4% annual rate. As previously released, the company's objectives for 2002 call for approximately 12% growth in both loans and assets. Although asset growth slowed somewhat from the first quarter's 14.7% pace, management believes that the 12% target can still be met while maintaining credit quality and achieving the company's net interest margin and earnings objectives.

Estimates - The company has increased its estimate for the full year 2002 to a range of $1.85 to $1.93 per share. Earnings per share for the third quarter of 2002 are expected to be in the range of $0.48 to $0.50. Management has developed several possible scenarios under which the earnings estimates can be achieved and believes they are attainable under low, moderate, and high-growth scenarios.

Oak Hill Financial is a financial holding company. Three of its subsidiaries, Oak Hill Banks, Towne Bank, and Action Finance Company, are involved in commercial banking and consumer finance. Combined, they operate 24 full-service banking offices, three bank loan production offices, and six consumer finance offices in 14 counties across southern and central Ohio. A fourth subsidiary, McNelly, Patrick & Associates, is an insurance agency specializing in group health insurance that services over 350 group plans throughout the same region. The company also holds 49% of Oak Hill Title Agency, LLC, which provides title services for commercial and residential real estate transactions.



Forward-Looking Statements Disclosure

This release contains certain forward-looking statements related to the future performance and condition of Oak Hill Financial, Inc. These statements, which are subject to numerous risks and uncertainties, are presented in good faith based on the company's current condition and management's understanding, expectations, and assumptions regarding its future prospects as of the date of this release. Actual results could differ materially from those projected or implied by the statements contained herein. The factors that could affect the company's future results are set forth in the periodic reports and registration statements filed by the company with the Securities and Exchange Commission.

                            Oak Hill Financial, Inc.
                           July 11, 2002 Press Release

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                      (in thousands, except per share data)


                                                                           For the                        At or for the
                                                                 three months ended June 30,         six months ended June 30,
                                                                   2002               2001            2002                2001
                                                                         (unaudited)                        (unaudited)
SUMMARY  OF  FINANCIAL  CONDITION(1)

Total assets                                                                                      $825,201            $724,891
Interest bearing deposits
    and federal funds sold                                                                           4,439               4,137
Investment securities                                                                               92,400              71,622
Loans receivable -- net                                                                            686,939             612,334
Deposits                                                                                           655,694             584,307
Federal Home Loan Bank
    advances and other borrowings                                                                  103,541              83,404
Stockholders' equity                                                                                61,770              52,215


SUMMARY  OF  OPERATIONS(1)(2)

Interest income                                                  14,451             15,089          28,688              30,224
Interest expense                                                  6,250              8,081          12,696              16,501
                                                                -------            -------         -------             -------
    Net interest income                                           8,201              7,008          15,992              13,723

Provision for loan losses                                           587                506           1,047               1,072
                                                                -------            -------         -------             -------

    Net interest income after
    provision for loan losses                                     7,614              6,502          14,945              12,651

Gain on sale of loans                                               313                258             708                 475
Insurance commissions                                               600                655           1,138               1,201
Other non-interest income                                         1,061                868           1,801               1,509
Non-interest expense                                              5,754              5,313          11,166              10,276
                                                                -------            -------         -------             -------

    Earnings before federal income taxes                          3,834              2,970           7,426               5,560

Federal income taxes                                              1,218                987           2,360               1,834
                                                                -------            -------         -------             -------

Net earnings                                                   $  2,616           $  1,983        $  5,066            $  3,726
                                                                =======            =======         =======             =======

                            Oak Hill Financial, Inc.
                           July 11, 2002 Press Release

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                      (in thousands, except per share data)


                                                                           For the                        At of for the
                                                                 three months ended June 30,         six months ended June 30,
                                                                   2002               2001            2002                2001
                                                                         (unaudited)                        (unaudited)
PER SHARE  INFORMATION(1)
Basic earnings per share (3)                                     $ 0.49             $ 0.38          $ 0.97              $ 0.71
                                                                  =====              =====           =====               =====
Diluted earnings per share (4)                                   $ 0.48             $ 0.38          $ 0.95              $ 0.70
                                                                  =====              =====           =====               =====
Dividends per share (3)                                          $ 0.12             $ 0.11          $ 0.24              $ 0.21
                                                                  =====              =====           =====               =====
Book value per share                                                                                $11.62              $10.01
                                                                                                     =====               =====

SELECTED PERFORMANCE RATIOS FROM CONTINUING OPERATIONS(1)(2)(5)

Basic earnings per share (3                                      $ 0.49             $ 0.38          $ 0.96              $ 0.46
                                                                  =====              =====           =====               =====
Diluted earnings per share (4                                    $ 0.48             $ 0.38          $ 0.94              $ 0.46
                                                                  =====              =====           =====               =====
Return on average assets                                            1.29%               1.10%          1.28%               1.05%
Return on average equity                                           17.49%              15.39%         17.34%              14.62%
Non-interest expense to average assets                              2.83%               2.94%          2.82%               2.90%
Dividend payout ratio                                              24.36%              28.00%         25.09%              29.81%
Efficiency ratio                                                   57.03%              60.24%         56.85%              60.39%

OTHER  STATISTICAL  AND  OPERATING  DATA (1)(5)

Net interest margin (fully-taxable equivalent)                      4.25%               4.03%          4.24%               4.02%
Total allowance for loan losses
    to nonperforming loans                                                                           187.21%             142.05%
Total allowance for loan losses
    to total loans                                                                                     1.29%               1.26%
Nonperforming loans to total loans                                                                     0.69%               0.89%
Nonperforming assets to total assets                                                                   0.59%               0.77%
Net charge-offs to average loans (actual for the period)            0.04%               0.05%          0.06%               0.07%
Net charge-offs to average loans (annualized)                       0.15%               0.18%          0.13%               0.14%
Equity to assets at period end                                                                         7.48%               7.20%


(1) Restated as appropriate to reflect the merger with Innovative Financial Services on August 31, 2001, which was accounted for as pooling-of-interests.

(2) Does not include $122000, pre-tax gain on sale of a former branch location for the six months ended June 30, 2002.

(3)  Based on 5,301,841,  5,288,117,  5,216,296  and 5,239,606  weighted-average shares outstanding for the three and six months ended June 30, 2002 and 2001, respectively.

(4)  Based on 5,441,863,  5,399,225,  5,261,182  and 5,284,477  weighted-average shares outstanding for the three and six months ended June 30, 2002 and 2001, respectively.

(5)  Annualized where appropriate.

                            Oak Hill Financial, Inc.
                           July 11, 2002 Press Release

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                      (in thousands, except per share data)


                                                                          For the                            At or for the
                                                                 three months ended June30,          six months ended June 30,
                                                                   2002               2001            2002                2001
                                                                         (unaudited)                       (unaudited)
SUPPLEMENTAL DETAIL

BALANCE SHEET - ASSETS

Cash and cash equivalents                                                                           22,988              20,081
Trading account securities                                                                               -                   -
Securities available for sale                                                                       88,993              66,675
Held to maturity securities                                                                          3,407               4,947
Other securities                                                                                     5,633               5,162
Total securities                                                                                    98,033              76,784
Total cash and securities                                                                          121,021              96,865
Loans and leases held for investment (1)                                                           693,972             617,553
Loans and leases held for sale (1)                                                                     589               1,592
Total loans and leases (1)                                                                         694,561             619,145
Reserve for losses on loans                                                                          8,966               7,843
Goodwill                                                                                               413                 233
Other intangibles                                                                                        -                   -
Total intangible assets                                                                                413                 233
Mortgage servicing rights                                                                            1,344               1,032
Purchased credit card relationships                                                                      -                   -
Other real estate owned                                                                                 44                  61
Other assets                                                                                        16,784              15,398
Total assets                                                                                       825,201             724,891

BALANCE SHEET - LIABILITIES

Deposits                                                                                           655,694             584,307
Borrowings                                                                                          98,541              78,404
Other liabilities                                                                                    4,188               4,965
Total liabilities                                                                                  758,423             667,676
Redeemable preferred stock                                                                               -                   -
Trust preferred securities                                                                           5,000               5,000
Minority interest                                                                                        8                   -
Other mezzanine level items                                                                              -                   -
Total mezzanine level items                                                                          5,008               5,000
Total liabilities and mezzanine                                                                    763,431             672,676


(1)  Data is net of discount, gross of reserve.

                            Oak Hill Financial, Inc.
                           July 11, 2002 Press Release

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                      (in thousands, except per share data)


                                                                          For the                          At or for the
                                                                 three months ended June 30,          six months ended June 30,
                                                                   2002               2001            2002                2001
                                                                         (unaudited)                        (unaudited)

SUPPLEMENTAL DETAIL (CONTINUED)

BALANCE SHEET - EQUITY

Preferred equity                                                                                         -                   -
Common equity                                                                                       61,770              52,215
MEMO ITEM: Net unrealized gain (loss) on
     securities held for sale (FASB 115 adjustment)                                                    891                 308
EOP shares outstanding (1)                                                                       5,310,558           5,216,708
Options outstanding                                                                                780,563             695,313
Treasury shares held by company                                                                    283,670             377,520


Repurchase plan announced?                                           No                 No              No                  No
# of shares to be repurchased in plan                               N/A                N/A             N/A             320,000
# of shares repurchased during period                               N/A                N/A             N/A              73,050
Average price of repurchased shares                                 N/A                N/A             N/A              $14.11

INCOME STATEMENT

Interest income                                                  14,451             15,089          28,688              30,224
Interest expense                                                  6,250              8,081          12,696              16,501
Net interest income                                               8,201              7,008          15,992              13,723
Net interest income (fully taxable equivalent)                    8,353              7,079          16,293              13,852
Provision for loan losses                                           587                506           1,047               1,072
Nonrecurring income
  Gain on sale of former branch location                              -                  -             122                   -
Nonrecurring expense                                                  -                  -               -                   -
Trading account income                                                -                  -               -                   -
Foreign exchange income                                               -                  -               -                   -
Trust revenue                                                         -                  -               -                   -
Insurance commissions                                               600                655           1,138               1,201
Service charges on deposits                                         402                599             856                 975
Gain on sale of loans                                               313                258             708                 475
Gain (loss) on investment securities transactions                    28                 48              77                  44
Other noninterest income                                            631                221             868                 490
Total noninterest income                                          1,974              1,781           3,647               3,185


(1)  Excludes treasury shares.

                            Oak Hill Financial, Inc.
                           July 11, 2002 Press Release

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                      (in thousands, except per share data)


                                                                           For the                        At of for the
                                                                  three months ended June 30,        six months ended June 30,
                                                                   2002               2001            2002                2001
                                                                         (unaudited)                        (unaudited)

SUPPLEMENTAL DETAIL (CONTINUED)

INCOME STATEMENT (CONTINUED)

Employee compensation and benefits expense                        3,368              3,187           6,588               6,264
Occupancy and equipment expense                                     590                492           1,191               1,019
Foreclosed property expense                                           -                  -               -                   -
Amortization of intangibles                                           -                  8               -                  17
Other general, administrative and other expense                   1,797              1,627           3,387               2,976
Total noninterest expense                                         5,755              5,313          11,166              10,276
Net income before taxes                                           3,833              2,970           7,548               5,560
Tax provision                                                     1,217                987           2,401               1,834
Net income before extraordinary items                             2,616              1,983           5,147               3,726
Extraordinary and after-tax items                                     -                  -               -                   -
Net income                                                        2,616              1,983           5,147               3,726

CHARGEOFFS

Loan chargeoffs                                                     359                331             652                 574
Recoveries on loans                                                 102                 50             226                 148
Net loan chargeoffs                                                 257                281             426                 426

AVERAGE BALANCE SHEET

Average loans and leases                                        689,411            617,677         676,498             615,533
Average other earning assets                                     97,919             87,066          97,563              78,602
Average total earning assets                                    787,330            704,743         774,061             694,135
Average total assets                                            815,684            724,791         800,805             713,995
Average total time deposits                                     406,376            381,478         404,781             378,324
Average other interest-bearing deposits                         189,355            158,046         179,857             153,087
Average total interest-bearing deposits                         595,731            539,524         584,638             531,411
Average borrowings                                              100,745             82,380          96,824              81,596
Average interest-bearing liabilities                            696,476            621,904         681,462             613,007
Average preferred equity                                              -                  -               -                   -
Average common equity                                            60,000             51,638          58,912              51,373

                            Oak Hill Financial, Inc.
                           July 11, 2002 Press Release

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                      (in thousands, except per share data)


                                                                          For the                          At or for the
                                                                 three months ended June 30,         six months ended June 30,
                                                                   2002               2001            2002                2001
                                                                         (unaudited)                        (unaudited)

SUPPLEMENTAL DETAIL (CONTINUED)

ASSET QUALITY AND OTHER DATA

Nonaccrual loans                                                                                     4,365               4,983
Renegotiated loans                                                                                       -                   -
Other real estate owned                                                                                 44                  61
Total nonperforming assets                                                                           4,409               5,044
Loans 90+ days past due and still accruing                                                             425                 538
NPAs plus loans over 90 days delinquent                                                              4,834               5,582

ADDITIONAL DATA

1-4 Family mortgage loans serviced for others                                                      160,813             129,859
Proprietary mutual fund balances                                                                         -                   -
Held to maturity securities (fair value)                                                             3,233               4,933
EOP employees (full-time equivalent)                                                                   321                 312
Total number of full-service banking offices                                                            24                  24
Total number of bank and thrift subsidiaries                                                             2                   2
Total number of ATMs                                                                                    27                  26

LOANS RECEIVABLE

Real estate                                                                                        251,358             219,306
Commercial real estate                                                                             226,634             224,077
Commercial and other                                                                               141,463              89,391
Consumer                                                                                            75,280              87,008
Credit cards                                                                                         1,508               1,519
                                                                                                   -------             -------
     Loans - gross                                                                                 696,243             621,301
Unearned interest                                                                                   (1,682)             (2,156)
                                                                                                   -------             -------
     Loans - net of unearned interest                                                              694,561             619,145
Reserve for loan losses                                                                             (8,966)             (7,843)
                                                                                                   -------             -------
     Loans - net(1)                                                                                685,595             611,302
                                                                                                   =======             =======

(1)  Does not include mortgage servicing assets.

                            Oak Hill Financial, Inc.
                           July 11, 2002 Press Release

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                      (in thousands, except per share data)


                                                                          For the                          At or for the
                                                                 three months ended June 30,         six months ended June 30,
                                                                   2002               2001            2002                2001
                                                                         (unaudited)                        (unaudited)
SUPPLEMENTAL DETAIL (CONTINUED)

DEPOSITS

Non-interest bearing                                                                                58,463              50,365
Core interest bearing                                                                              464,529             418,488
Non-core interest bearing                                                                          132,702             115,454
                                                                                                   -------             -------
     Total deposits                                                                                655,694             584,307
                                                                                                   =======             =======


Fully-taxable equivalent yield/average earning assets             7.44%               8.63%           7.55%              8.81%
Cost/average earning assets                                       3.19%               4.60%           3.31%              4.79%

     Net interest margin                                          4.25%               4.02%           4.24%              4.02%





































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